14298251.4 - 02/20/26

EXIBIT A
JOINT FILING AGREEMENT

The Undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Cineverse Corp., dated as of this February 20, 2026 is, and any further amendments thereto signed by each of the undersigned shall be, filled on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1 k) under the Securities Exchange Act of 1934, as Amended.

Dated February 20, 2026

CORSAIR CAPITAL PARTNERS, L.P.

By:______________________________
Jay R. Petschek, Managing Member of Corsair Capital Advisors, L.L.C., its General Partner

CORSAIR CAPITAL PARTNERS 100, L.P.

By:______________________________
Jay R. Petschek, Managing Member of Corsair Capital Advisors, L.L.C., its General Partner

CORSAIR CAPITAL INVESTORS, LTD.

By:______________________________
Jay R. Petschek, Managing Member of Corsair Capital Management, L.P., Attorney-in-Fact of Corsair Capital Management GP, L.L.C., its General Partner

CORSAIR CAPITAL MANAGEMENT, LP.

By:______________________________
Jay R. Petschek, Managing Member of Corsair Capital Management GP, L.L.C., its General Partner

______________________
Jay R. Petschek

______________________
Steven Major